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              Dated                                       , 1999
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                           IKON OFFICE SOLUTIONS PLC

                                    - and-

                                  DAVID MILLS


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                  SUPPLEMENTAL EXECUTIVE EMPLOYMENT AGREEMENT

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                             ASFFURST MORRIS CRISP
                                Broadwalk House
                                5 Appold Street
                                London EC2A 2HA

                              Tel: 01 71 638 1111
                              Fax: 0 1 71 972 7990

                            Ref.  OHBIAKGII30800826
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THIS AGREEMENT is made on                                     1999
BETWEEN:

(1) IKON OFFICE SOLUTIONS PLC whose registered office is at IKON House, 30 Cowcross Street, London ECIM 6DQ (the "Company"); and

(2)  DAVID MILLS of 2 Farley Park, Oxted, Surrey, RH8 9HY (the "Executive")

WHEREAS:

(A) By an executive employment agreement dated 22 October 1997 (the "Employment Agreement"), the Executive is employed by the Company

(B) The Company and the Executive have agreed to amend the Employment Agreement in the manner hereinafter appearing.

THE PARTIES AGREE AS FOLLOWS:

I.  DEFINITIONS

     In this agreement unless the context otherwise requires:

1.1  "Change of Control" means (subject to clause 3):

          (i) any Person, together with its affiliates and associates (as such terms are used in Rule 12b-2 of the US Securities Exchange Act of 1934), is or becomes a Beneficial Owner (as defined in Rule 13d-3 of the said Act) directly or indirectly of 15% or more of either the then outstanding shares of common stock of IKON, Inc.; or

          (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the IKON, Inc. Board: individuals who on the date hereof, constitute the IKON, Inc. Board and any new director whose appointment or election by the IKON, Inc. Board or nomination for election by IKON, Inc.'s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

          (iii) IKON, Inc. consolidates with, or merges with or into, any other Person (other than a wholly owned subsidiary of IKON. Inc.), or any other person consolidates with, or merges with or into IKON, Inc., and, in connection therewith, all or part of the outstanding shares of common stock of IKON, Inc. shall be changed in any way or converted into or exchanged for stock or other securities or cash or any other property; or

          (iv) a transaction or series of transactions in which, directly or indirectly, IKON, Inc. shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer) assets (x) aggregating more than 50% of the assets (measured by either book value or fair market value) or (y) generating more than 50% of the operating income or cash flow of IKON, Inc. and its subsidiaries (taken as a whole) to any other Person or group of Persons.

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                    Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of IKON, Inc. immediately prior to such transaction or series of transactions own a majority of the outstanding voting shares and in substantially the same proportion in any entity which owns all or substantially all of the assets of IKON, Inc. immediately following such transaction or series of transactions.

1.2 "IKON, Inc." means IKON Office Solutions, Inc. an Ohio corporation with its principal offices located at Malvem, Pennsylvania USA.

1.3 "Person" shall have the meaning given to it in section 3(a)(9) of the US Securities Exchange Act of 1934 as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include (i) IKON, Inc. or any of its affiliates (as defined in Rule 12b-2 promulgated under the said
     Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of IKON, Inc. or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to the offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of IKON, Inc. in substantially the same proportions as their ownership of stock of IKON, Inc.

1.4 "Separation Period" means the two year period (or such longer period as the Human Resources Committee of the board of IKON, Inc. may determine) beginning on the Termination Date (as defined in clause 3.2).

1.5 The definitions contained in the Employment Agreement apply in this Agreement,

2.   EMPLOYMENT AGREEMENT

2.1 Save as expressly varied by this Agreement the Employment Agreement shall continue in force and effect.

3.   CHANGE OF CONTROL

3.1 Notwithstanding article 1.2 of the Employment Agreement if within the period of 24 months following a Change of Control and subject to clause 3.3 either:

     (i) the Company serves notice on the Executive to terminate the Employment Agreement whether or not with immediate effect (for any reason save those stated at article 2.1 of the Employment Agreement); or

     (ii) the Executive is constructively dismissed by the Company (which, without prejudice to the generality of the foregoing, shall be deemed to have occurred where the Executive does not receive from the person who effects the Change of Control either confirmation that his employment with the Company shall continue on the terms set out in Employment Agreement or where the Executive does not receive within six months of the Change of Control from the Person who effects the Change of Control suitable alternative employment which is overall no less beneficial to the Executive than his employment under the Employment Agreement. Suitable alternative employment must include, but not be limited to, an equivalent remuneration package (in terms of fixed salary, an opportunity to

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               earn bonus and other benefits (including pension) and an
               equivalent position to that held by the Executive prior to the Change of Control);

     then the Executive shall receive the Package (as stated in clause 3.2) within 20 days of the date on which the condition is satisfied ("Termination Date");

3.2  The Package shall comprise the following:

     (i) a payment equal to the target Contractual Bonus pro rata the period served in the financial year (in which the Termination Date occurs) to the Termination Date;

     (ii) continued provision of private health insurance and life insurance for the Separation Period on the terms provided at Articles 3.2 and 3.3 of Addendum A of the Employment Agreement (in the event that the Company is precluded from continuing such provision it shall provide the Executive with a cash sum equal to such amount as would enable the Executive to purchase such provision). The provision of such benefit shall cease to the extent that the Executive is already receiving or receives an equivalent benefit from a source other than the Company;

     (iii) a payment equal to the Base Salary payable as at the Termination Date for the duration of the Separation Period;

     (iv) a payment equal to the target Contractual Bonus payable as at the Termination Date for the duration of the Separation Period;

     (v) a payment equal to the difference between (i) value of the benefits to which the Executive would be entitled under the pension arrangements described at Article 3.3 of Addendum A of the Employment Agreement if the Executive had continued working for the Company during the Separation Period, and (ii) the value of the benefits to which the Executive is actually entitled under the pension arrangements described at Article 3.3 of Addendum A of the Employment Agreement as at the Termination Date. This calculation shall be made by the Company's actuaries as at the Termination Date.

     (vi) notwithstanding any provision of IKON, lnc.'s LTIP to the contrary, the Executive shall be fully vested in all conditional awards under the LTIP and the Company shall pay to the Executive a lump sum amount, in cash, equal to the total of any incentive compensation which has been allocated or awarded to the Executive for a measuring period which commenced prior to the Termination Date under the IKON, Inc. LTIP but which, as of the Termination Date, is contingent only upon the continued employment of the Executive to a subsequent date and/or upon achievement of performance goals and which otherwise has not been paid, computed as if all performance goals have been or will be achieved to the maximum extent, in lieu of any payment of such incentive compensation under the IKON, Inc. LTIP, and without proration; provided, however, that the foregoing amount shall be paid only to the extent, and in the amount, not already paid under the terms of the IKON, Inc. LTIP;

     (vii) full vesting in all stock options, including options granted after the date of this Agreement which, to the extent not previously vested under the terms of the IKON, Inc. stock option plans, shall be exercisable beginning on the Termination Date; and

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     (viii)    waiver of all or any claims that the Company or any Group Company may have in respect of Article 4 of the Employment Agreement.

3.3 In the event of disability or death, Article 2.3 of the Employment Agreement shall continue to apply to the exclusion of the provisions of this clause.

3.4 The provision of the Package shall be without prejudice to the Executive's right to payment of accrued Base Salary, Contractual Bonus and other Contractual Entitlements (each of Base Salary, Contractual Bonus and other Contractual Entitlements as set out in Addendum A of the Employment Agreement) to the Termination Date.

3.5 The payments (being part of the Package) due under clause 3.2 shall be payable less any sums paid to the Executive under Articles 1.2.2, 1.2.3 and
     4.2.1 of the Employment Agreement and less tax and other statutory deductions which the Company is obliged to deduct from such payment and/or benefit.

3.6 The Package shall be accepted by the Executive in full and final settlement of all and any claims that the Executive may have arising out of his employment with the Company or its termination.

3.7 Following the Termination Date the Company shall reimburse the Executive for all his reasonable legal fees and other expenses incurred by him relating to the Executive's rights and obligations under this Agreement. The Company shall reimburse the Executive for all such reasonable legal fees and expenses no later than five business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

4.   RECONSTRUCTION AND AMALGAMATION

     Without prejudice to clause 3 if at any time the Executive's employment is terminated in connection with any reconstruction or amalgamation of the Company or any of the subsidiary companies whether by winding up or otherwise and the Executive receives an offer on terms which (considered in their entirety) are not less favorable to any material extent than the terms of this agreement from a company involved in or resulting from such reconstruction or amalgamation the Executive shall have no claim whatsoever against the Company or any such company arising out of or connected with such termination.

IN WITNESS whereof this Agreement has been executed as a deed on the date first above written


Signed as a Deed by IKON OFFICE )
SOLUTIONS PLC in the presence   )
Of:                             )


                                Director



Signed as a deed by the said
DAVED MILLS in the

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Witness Signature  ............................................

Name               ............................................

Address            ............................................

                   ............................................

Occupation         ............................................

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